Exhibit 99.1

News Release

Release: Immediate	Contact:	Ronda J. Williams
312-706-3232

Oil-Dri Reports Record First Quarter Sales and 71% Increase in First Quarter Earnings Per Share
CHICAGO – November 28, 2006 – Oil-Dri Corporation of America (NYSE: ODC) today announced record sales and strong growth in earnings per share for the first quarter ended October 31, 2006.

The Company reported record net sales of $52,129,000 for the quarter, a 9% increase compared with net sales of $47,789,000 in the same quarter one year ago.  The Company reported net income for the quarter of $1,647,000, or $0.24 per diluted share, a 71% increase compared with net income of $1,028,000, or $0.14 per diluted share, in the same quarter one year ago.

First Quarter Review

President and Chief Executive Officer Daniel S. Jaffee said, “We are very pleased and encouraged by the strong start of fiscal year 2007.  Quarterly results showed healthy sales growth and the positive results of cost savings programs.

Our gross margins improved in the quarter to 20.5% from 17.6% one year ago.  While we are encouraged by our quarterly margin improvement, we still have not yet rebuilt lost margins from several years ago.  In the quarter, however, we benefited from continued cost savings initiatives and related manufacturing improvement programs.”

Business Review

Sales for the Company’s Business-to-Business Products Group were $16,885,000 for the first quarter, relatively flat compared with last year’s first quarter.  Group income was $3,398,000 for the first quarter, up 12% from the prior year’s first quarter.  Increased selling prices for the Group’s products offset higher materials, packaging and freight costs.  Sales of the Group’s bleaching clays and fluids purification products increased in both units and dollars; however, sales of the Group’s agricultural chemical carriers declined in both units and dollars.

Sales for the Company’s Retail and Wholesale Products Group were $35,244,000 for the first quarter, up 14% from the prior year’s first quarter.  Group income was $3,549,000 for the first quarter, up 115% from the first quarter one year ago.  Higher unit sales, more efficient trade spending and price increases drove the Group’s sales and income growth.  Sales of branded and private label cat litters were especially strong in both units and dollars in non-grocery accounts.  The Group also saw increased dollar sales of scoopable cat litters in other distribution channels as well as increased dollar sales of industrial and automotive products.

-continued-

Financial Review

On October 9, 2006, Oil-Dri’s Board of Directors declared quarterly cash dividends of $0.12 per share of outstanding Common Stock and $0.09 per share of outstanding Class B Stock.  The dividends will be payable on December 8, 2006, to stockholders of record at the close of business on November 10, 2006.  At the October 31, 2006 closing price of $16.19 per share and assuming cash dividends continue at the same rate, the annual yield on the Company’s Common Stock is 3%.  The Company has paid cash dividends continuously for 32 years.

Cash, cash equivalents and short-term investments at October 31, 2006, totaled $24,978,000.  Operating cash flow for the quarter was $2,039,000.  Capital expenditures for the quarter totaled $2,352,000, which was $528,000 more than the depreciation and amortization of $1,824,000.

Looking Forward
Jaffee said, “We will continue to focus on strengthening our profit margins through expanding higher margin product sales, manufacturing initiatives and other internal cost saving programs.”

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The Company will offer a live web cast of the first quarter earnings teleconference on Wednesday, November 29, 2006, at 10 a.m. CST.  To listen to the call via the web, please visit www.streetevents.com or www.oildri.com.  An archived recording of the call and written transcripts of all teleconferences are posted on the Oil-Dri web site.

Oil-Dri Corporation of America is a leading supplier of specialty sorbent products for agricultural, horticultural, fluids purification, specialty markets, industrial and automotive, and is the world’s largest manufacturer of cat litter.

Certain statements in this press release may contain forward-looking statements that are based on our current expectations, estimates, forecasts and projections about our future performance, our business, our beliefs, and our management’s assumptions. In addition, we, or others on our behalf, may make forward-looking statements in other press releases or written statements, or in our communications and discussions with investors and analysts in the normal course of business through meetings, webcasts, phone calls, and conference calls.  Words such as “expect,” “outlook,” “forecast,” “would”, “could,” “should,” “project,” “intend,” “plan,” “continue,” “believe,” “seek,” “estimate,” “anticipate,” “believe”, “may,” “assume,” variations of such words and similar expressions are intended to identify such forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Such statements are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially including, but not limited to, the dependence of our future growth and financial performance on successful new product introductions, intense competition in our markets, volatility of our quarterly results, risks associated with acquisitions, our dependence on a limited number of customers for a large portion of our net sales and other risks, uncertainties and assumptions that are described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and other reports we file with the Securities and Exchange Commission.  Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, intended, expected, believed, estimated, projected or planned.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  Except to the extent required by law, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this press release, whether as a result of new information, future events, changes in assumptions, or otherwise.

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Consolidated Statements of Income
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended October 31,

	2006	% of Sales	2005	% of Sales

Net Sales	$52,129	100.0%	$47,789	100.0%
Cost of Sales	(41,466)	79.5%	(39,362)	82.4%

Gross Profit	10,663	20.5%	8,427	17.6%
Gain on Sale of Long-Lived Assets	—	—	415	0.9%
Operating Expenses	(8,161)	15.7%	(7,259)	15.2%

Operating Income	2,502	4.8%	1,583	3.3%
Interest Expense	(617)	1.2%	(430)	0.9%
Other Income	363	0.7%	250	0.5%

Income Before Income Taxes	2,248	4.3%	1,403	2.9%
Income Taxes	(601)	1.2%	(375)	0.8%

Net Income	$1,647	3.2%	$1,028	2.2%

Net Income Per Share*:
Basic Common	$0.27		$0.16
Basic Class B Common	$0.20		$0.12
Diluted	$0.24		$0.14
Average Shares Outstanding*:
Basic Common	4,852		5,002
Basic Class B Common	1,804		1,822
Diluted	6,913		7,264

*Net Income Per Share and Average Shares Outstanding for the three months ended October 31, 2005 have been restated to reflect the Company’s five-for-four stock split, on September 8, 2006.

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Consolidated Balance Sheets
(in thousands, except for per share amounts)
(unaudited)

		As of October 31,

		2006	2005

Current Assets
Cash, Cash Equivalents and Investments		$24,978	$18,366
Accounts Receivable, net		26,009	24,086
Inventories		15,947	14,227
Prepaid Expenses		6,791	8,643

Total Current Assets		73,725	65,322

Property, Plant and Equipment		51,880	48,702
Other Assets		12,640	12,564

Total Assets		$138,245	$126,588

Current Liabilities
Current Maturities of Notes Payable		$4,080	$3,080
Accounts Payable		6,215	6,476
Dividends Payable		755	608
Accrued Expenses		14,519	14,594

Total Current Liabilities		25,569	24,758

Long-Term Liabilities
Notes Payable		31,080	20,160
Other Noncurrent Liabilities		8,295	7,530

Total Long-Term Liabilities		39,375	27,690

Stockholders’ Equity*		73,301	74,140

Total Liabilities and Stockholders’ Equity		$138,245	$126,588

Book Value Per Share Outstanding		$11.01	$10.86
Acquisitions of Property, Plant and Equipment	First Quarter	$2,352	$3,035
Depreciation and Amortization Charges	First Quarter	$1,824	$1,797

*Stockholders’ Equity at October 31, 2006, reflects an adjustment of $1,235,000 (net of tax) taken August 1, 2006 as part of the Company’s implementation of EITF 04-06 “Accounting for Stripping Costs Incurred during Production in the Mining Industry”.

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Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	For the Three Months Ended October 31,

CASH FLOWS FROM OPERATING ACTIVITIES	2006	2005

Net Income	$1,647	$1,028
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and Amortization	1,824	1,797
Decrease (Increase) in Accounts Receivable	84	(496)
Increase in Inventories	(250)	(1,541)
(Decrease) Increase in Accounts Payable	(1,034)	1,273
(Decrease) Increase in Accrued Expenses	(164)	927
Other	(68)	(1,097)

Total Adjustments	392	863

Net Cash Provided by Operating Activities	2,039	1,891

CASH FLOWS FROM INVESTING ACTIVITIES
Capital Expenditures	(2,352)	(3,035)
Other	2,647	2,090

Net Cash Provided by (Used in) Investing Activities	295	(945)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on Long-Term Debt	(80)	(80)
Dividends Paid	(754)	(559)
Purchase of Treasury Stock	—	(630)
Other	75	357

Net Cash Used in Financing Activities	(759)	(912)

Effect of exchange rate changes on cash and cash equivalents	(55)	(126)
Net Increase (Decrease) in Cash and Cash Equivalents	1,520	(92)
Cash and Cash Equivalents, Beginning of Year	6,607	5,945

Cash and Cash Equivalents, October 31,	$8,127	$5,853